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                                                                     EXHIBIT 4a


REGISTERED                                   PRINCIPAL AMOUNT
                              $50,000,000


                          U S WEST COMMUNICATIONS, INC.
                              6 5/8% NOTES DUE 2005

CUSIP 912920AF2-EC

     Unless and until it is exchanged in whole or in part for Notes in definitive form, this Note may not be transferred except as a whole by the Depositary to a nominee of the Depositary, or by a nominee of the Depositary to the Depositary or another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, since the registered owner hereof, Cede & Co., has an interest herein.

     U S WEST Communications, Inc., a corporation duly organized and existing under the laws of the State of Colorado (herein called the "Company") for value received hereby promises to pay Cede & Co. or registered assigns, the principal sum of

                    $50,000,000 (Fifty Million Dollars)

on September 15, 2005, by wire transfer of immediately available funds in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts and to pay interest semiannually on each March 15 and September 15 on said principal sum at the rate per annum specified in the title of this Note, in the same manner, in like coin or currency, from the fifteenth day of March or September, as the case may be, to which interest on this Note has been paid preceding the date hereof (unless the date hereof is a March 15 or September 15 to which interest has been paid, in which case from the date hereof, or unless the date hereof is prior to the first payment of interest, in which case from September 15, 1995) until payment of said principal sum has been made or duly provided for. Notwithstanding the foregoing, unless this Note shall be authenticated at a time when there is an existing default in the payment of interest on the Notes, if the date hereof is between March 1 and the immediately following March 15 or is between September 1 and the immediately following September 15, this Note shall bear interest from such March 15 or September 15; provided, however, that if the Company shall default in the payment of interest due on such March 15 or September 15, then this Note shall bear interest from the next preceding date to which interest has been paid or, if no interest has been paid on this Note, from September 15, 1995. The interest so payable on any March 15 or September 15 will, subject to certain exceptions provided in the Indenture referred to herein, be paid to the person in whose name this Note shall be registered at

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the close of business on the March 1 prior to such March 15 or the September 1 prior to such September 15 unless such March 1 or September 1 shall be a Legal Holiday (as defined in said Indenture), in which event the next preceding day that is not a Legal Holiday. Interest will be computed on the basis of a year of twelve 30-day months.

     This Note is one of the duly authorized issue of Notes of the Company, designated as set forth herein (the "Notes"), limited to the aggregate principal amount of $250,000,000, all issued or to be issued under and pursuant to an Indenture dated as of April 15, 1990, supplemented as of April 16, 1991, and amended by the Trust Indenture Reform Act of 1990 (as supplemented and amended, herein referred to as the "Indenture"), duly executed and delivered by the Company to The First National Bank of Chicago, as Trustee (herein referred to as the "Trustee"), to which Indenture and all Indentures supplemental thereto reference is hereby made for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders (the words "Holders" or "Holder" meaning the registered holders or registered holder of the Notes).

     In case an Event of Default shall occur and be continuing, the principal hereof may be declared, and upon such declaration shall become due and payable, in the manner, with the effect and subject to the conditions provided in the Indenture.

     The Indenture contains provisions permitting the Company and the Trustee, with the written consent of the Holders of a majority in principal amount of the outstanding Securities of each series affected by a supplemental indenture (with each series voting as a class), to enter into a supplemental indenture to add any provisions to or to change or eliminate any provisions of the Indenture or of any supplemental indenture or to modify, in each case in any manner not covered by provisions in the Indenture relating to amendments and waivers without the consent of Holders, the rights of the Holders of each such series. The Holders of a majority in principal amount of the outstanding Securities of each series affected by such waiver (with each series voting as a class), by notice to the Trustee, may waive compliance by the Company with any provision of the Indenture, any supplemental indenture or the Securities of any such series, except a Default in payment of the principal of or interest on any Security. However, without the consent of each Holder affected, an amendment or waiver may not: (1) reduce the amount of Securities whose Holders must consent to an amendment or waiver; (2) change the rate of or change the time for payment of interest on any Security; (3) change the principal of or change the fixed maturity of any Security; (4) waive a Default in the payment of the principal of or interest on any Security; (5) make any Security payable in money other than that stated in the Security; or (6) make any change in the provisions of the
Indenture: (i) with respect to the right of the Holders of a majority in principal amount of any series of Securities, by notice to the Trustee, to waive an existing Default with respect to that series and its consequences; (ii) with respect to the right of any Holder of a Security to receive payment of principal of and interest on the Security, on or after the respective due dates expressed in the Security, the right of any Holder of a coupon to receive payment of interest due as provided in such coupon, or the right to bring suit for enforcement of any such payments on or after their respective dates; and (iii) described in this sentence.

     The Notes are not redeemable prior to maturity.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal

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of and interest on this Note at the place, at the respective times, at the rate, and in the coin or currency herein prescribed.

     No director, officer, employee or stockholder, as such, of the Company shall have any liability for any obligations of the Company under this Note or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. Each Holder, by accepting this Note, waives and releases all such liability. The waiver and release are part of the consideration for the issue of this Note.

     The laws of the State of New York shall govern the Indenture and this Note.

     Ownership of Notes shall be proved by the register for the Notes kept by the Registrar. The Company, the Trustee and any agent of the Company may treat the person in whose name a Note is registered as the absolute owner thereof for all purposes.

     Terms used herein without definition that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

     Unless the Certificate of Authentication hereon has been executed by the Trustee under the Indenture referred to herein by the manual signature of one of its authorized officers, this Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

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     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed, manually or by facsimile, and its corporate seal or a facsimile of its corporate seal to be imprinted hereon.

Dated:  September 15, 1995

                         U S WEST Communications, Inc.



                         By:_____________________________
                               John W. Putnam
                               Vice President and Controller

     (SEAL)


                         By:_____________________________
                               Charles J. Burdick
                               Assistant Treasurer



                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

     This is one of the Securities of the series designated herein, issued under the Indenture described herein.

THE FIRST NATIONAL BANK OF CHICAGO



By:_________________________________
   Authorized Officer

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     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

__________________________________________

          Please insert social security number or other identifying number of assignee:

          _______________________________







          Please print or type name and address (including zip code) of assignee:

          ___________________________________
          ___________________________________
          ___________________________________
          ___________________________________


the within Note and all rights thereunder, hereby irrevocably constituting and appointing _______________________ attorney to transfer said Note of U S WEST Communications, Inc. on the books of the Company, with full power of substitution in the premises.



___________________________________

Dated:_____________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of this Note in every particular without alteration or enlargement or any change whatever.